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                                                                    Exhibit 10.6

                         EXECUTIVE EMPLOYMENT AGREEMENT

     THIS EXECUTIVE EMPLOYMENT AGREEMENT (the "Agreement"), is entered into and made effective as of this 31 day of July, 1995 by and among C. William Curtis ("Executive") and the First National Bank and Trust Company of the Treasure Coast (the "Bank"), and the Bank's parent corporation, Seacoast Banking Corporation of Florida (the "Company").

     WHEREAS, the Bank and the Company desire to employ Executive as Executive Vice President and Chief Banking Officer and Executive desires to serve in such positions; and

     WHEREAS, in order to provide adequate assurances to Executive as an inducement to commence and continue his employment with the Bank and the Company, the Bank and the Company desires to enter into this Agreement to set forth the terms of his employment, and to provide for certain payments contingent upon a change in control of the Bank or the Company as hereinafter provided ("Change in Control"); and

     WHEREAS, Executive desires to enter into the Agreement and to devote his full time best efforts to the Bank and the Company.

     NOW, THEREFORE, in consideration of the mutual covenants and conditions herein contained, and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties, intending to be legally bound, agree as follows:

1.    EMPLOYMENT.

      (a)  Bank. The Bank shall employ Executive as Executive Vice
           President and Chief Banking Officer of the Bank with the duties, responsibilities and powers of such office as assigned to him as of the date set forth above and as customarily associated with such office, and Executive shall serve the Bank in such capacities during the term of this Agreement. Executive acknowledges that such duties, responsibilities and powers may be increased from time to time by the Board of Directors of the Bank, that the position held by Executive may be changed or Executive's employment may be terminated pursuant to Section 4(c) hereof by action of the Board of Directors of the Bank prior to a Change in Control and that such a change in position, duties, responsibilities, powers or a termination of employment pursuant to Section 4(c) hereof whether prior to or following a Change in Control shall not entitle Executive to the benefits provided for in Section 5(c), unless such change or termination is not made in good faith.

      (b)  Company.  The Company shall employ Executive as Executive
           Vice President and Chief Banking Officer of the Company with duties, responsibilities and powers of such office as assigned to him as of the date
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           set forth above and as customarily associated with such office, and
           Executive shall serve the Company in such capacities during the term of this Agreement. Executive acknowledges that such duties, responsibilities and powers may be increased from time to time by the Board of Directors of the Company, that the position held by Executive may be changed or Executive's employment may be terminated pursuant to Section 4(c) hereof by action of the Board of Directors of the Company prior to a Change in Control and that such a change in position, duties, responsibilities, powers or a termination of employment pursuant to Section 4(c) hereof whether prior to or following a Change in Control shall not entitle Executive to the benefits provided for in Section 5(c), unless such change or termination is not made in good faith.

      (c) Executive represents, warrants and covenants to the Bank and the Company that he will be available to commence his duties hereunder by October 31, 1995 and that this Agreement and his performance of services hereunder does not breach or conflict with any other agreements or instruments to which Executive is a party or may be bound, and that he shall faithfully and diligently discharge his duties and responsibilities under this Agreement, and shall use his full time best efforts to implement the policies established by the Board of Directors and the Chief Executive Officer of the Bank and the Company, respectively.

      (d) During the term of this Agreement, Executive shall devote his full and exclusive business time, energy and skill to the business of the Bank and the Company, to the promotion of the interests of the Bank and the Company and to the fulfillment of Executive's obligations hereunder.

2.    TERM.

      The term of this Agreement shall be three (3) years from the date hereof, unless further extended by mutual consent of the Bank and Company and Executive or sooner terminated as herein provided. UNLESS 90 DAYS PRIOR NOTICE OF NON-RENEWAL IS GIVEN BY THE EXECUTIVE, THE BANK OR THE COMPANY PRIOR TO THE END OF THE INITIAL AND ANY SUBSEQUENT TERM HEREOF, THIS AGREEMENT SHALL AUTOMATICALLY BE RENEWED ON THE EXPIRATION OF THE INITIAL TERM AND ANNUALLY THEREAFTER THROUGH THE NEXT SUCCEEDING ANNIVERSARY OF THE AGREEMENT.

3.    COMPENSATION AND BENEFITS.

      The Bank shall pay or provide to Executive the following items as compensation for his service hereunder:


      (i) A base salary of $150,000.00 per year, payable in monthly installments, which base salary may be increased from time to time in accordance with


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           normal business practices of the Bank; and

      (ii) Hospitalization insurance (including major medical), long-term disability insurance, and life insurance in accordance with the Bank's insurance plans for Senior Management as such plans may be modified from time to time; and

      (iii) Reasonable club dues.

      The above-stated terms of compensation shall not be deemed exclusive or prevent Executive from receiving any other compensation, including, without limitation, bonuses, provided by the Bank and/or the Company. Executive shall be entitled to participate in all current and future employee benefit plans and arrangements in which the Senior Management of the Bank is permitted to participate. The Company does not separately compensate its officers who are also officers of the Bank and no additional compensation will be payable by the Company hereunder.

4.    TERMINATION.

      Executives' employment under this Agreement shall terminate:

      (a)  Death.  Upon Executive's death; or

      (b) Disability. Upon notice from the Bank to Executive in the event Executive becomes "permanently disabled". For purposes of this Agreement, Executive shall be deemed "permanently disabled" if he has been disabled by bodily or mental illness, disease, or injury, to the extent that, in the opinion of the Board of Directors, he is prevented from performing his material and substantial duties of employment, and provided further that such disability has continued substantially for six (6) months preceding such notice. If requested by the Bank, Executive shall submit to an examination by a physician selected by the Bank for the purpose of determining or confirming the existence of extent of any disability; or

      (c) Cause. Upon notice from the Bank to Executive for cause. For purposes of this Agreement, "cause" shall be (i) a willful and continued failure by Executive to perform his duties as Executive Vice President and Chief Banking Officer of the Bank and the Company as established by their respective Board of Directors (other than due to disability), or (ii) a breach by Executive of his fiduciary duties of loyalty or care to the Bank, or (iii) a willful violation by Executive of any provision of this Agreement; or (iv) a conviction or the entering of a plea of nolo contendere by Executive for any felony or any crime involving fraud, dishonesty or a breach of trust, or (v) a breach of the Bank's Code of Ethics, or (vi) commission by Executive of a willful or negligent act which causes material harm to the Bank, or

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          (vii) habitual absenteeism, alcoholism or other form of drug or other addiction, or (viii) any violation of laws or regulations such that Executive ceases to be eligible to serve as an executive officer of a depository institution or a depository institution holding company or
          (ix) Executive becomes ineligible to be bonded at costs consistent with the Bank and/or the Company's other senior officers. In addition, if Executive shall terminate his employment for a breach of this Agreement by the Bank in accordance with Section 4(e), and it is ultimately determined that no reasonable basis existed for Executive's termination on account of the alleged default of the Bank and/or the Company, such event shall be deemed cause for termination by the Bank.

           Any notice of termination of Executive's employment with the Bank for cause shall set forth, in reasonable detail, the facts and circumstances claimed to provide the basis for termination of his employment under the provisions contained herein and the effective date of termination ("Termination Date"); or

      (d) Change in Control. Upon notice by Executive to the Bank following a "Change in Control" ( as defined in this Section 4(d)), provided Executive terminates his employment within one (1) year following the effective date of such "Change in Control". For purposes of this Agreement, a "Change in Control" shall be deemed to have occurred if (i) the Bank or Company shall become a direct or indirect subsidiary of, or shall be merged or consolidated with or into another entity, which entity is neither controlled by the Company nor the Bank or if 51% or more of the voting power of shares of (i) Class A Common Stock, (ii) Class B Common Stock, or (iii) the shares of Class A and Class B Common Stock voting together as one class,of the resulting entity are not held by persons who were shareholders of the Bank or Company immediately before the transaction, subject to the limitations of subparagraph (iii) below, or (ii) substantially all of the assets of the Bank or Company shall be sold or transferred to a person or entity, which person or entity is neither controlled by the Bank or Company, or if 51% or more of the voting power of shares of (i) Class A Common Stock, (ii) Class B Common Stock or (iii) the shares of Class A and Class B Common Stock voting together as one class are not held by persons who were shareholders of the Bank or Company immediately prior to the asset sale, subject to the limitations of subparagraph (iii) below; or
           (iii) and "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934), or persons acting together or in concert, and who are not, at the date hereof, beneficial owners (individually or collectively) of 10% or more of the common stock of the Company or the bank of any class or series become the "beneficial owner" (as defined in Rule 13(d) of the Securities Exchange Act of 1934 as amended) of securities of the Bank or the Company representing 45% or more of the

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           voting power of either any individual class of securities or of any classes which vote together of the Bank's or Company's then outstanding securities, other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or Bank, or

      (e) Breach. Upon notice from Executive to the Bank and/or the Company of the Bank's and/or the Company's failure to comply with any material provision of this Agreement, provided that the Bank or the Company, as the case may be, shall have thirty (30) days from the receipt of such notice to cure any such failure under this Agreement. If such failure shall be cured or if the Bank and/or Company shall have taken steps to cure the failure within the thirty
           (30) day period, Executive shall have no right to terminate his employment under the provisions of this Section 4(e); or

      (f) Change in Position or Duties. Upon notice from Executive to the Bank and/or the Company, in the event that Executive is not elected Executive Vice President and Chief Banking Officer of the Bank and the Company with the duties and powers which are customarily associated with such office; or

      (g) Improper Termination by Company. Upon notice from Executive to the Bank and/or the Company, as applicable, upon a purported termination of Executive's employment by the Bank and or the Company for cause if it is ultimately determined that cause did not exist; or

      (h) Expiration of Term. Upon the expiration of the term of this Agreement as set forth in Section 2.

5.    COMPENSATION AND BENEFITS PAYABLE UPON TERMINATION.

      (a) Upon Executive's death, the Bank shall pay Executive's full base salary in accordance with the terms set forth in Section 5(c) below. In addition, the Bank shall continue to pay for and provide to Executive's spouse and eligible dependents hospitalization insurance (including major medical), and any such other health insurance benefits comparable to that coverage that would have been provided under the Bank's group health insurance plan to Executive's spouse and eligible dependents at the date of Executive's death, at such time in accordance with the terms set forth in Section 5(c).

      (b) In the event Executive becomes permanently disabled and is terminated as set forth in Section 4(b) above, the Bank shall pay to Executive compensation and benefits as set forth in Section 5(c) below, provided that Executive's base salary shall be reduced by any amounts received by Executive under the Bank's long term disability plan or from any other collateral source payable due to disability, including, without limitation,


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           social security benefits.  If Executive shall remain permanently disabled beyond the period set forth in Section 5(c) below, Executive shall receive only such amounts, if any, as are payable under the Bank's long term disability plan or under any other employee benefit or welfare plan in which Executive participated and is entitled to benefits.

      (c) If Executive's employment shall be terminated by Executive pursuant to Sections 4(d), (e), (f) or (g), or by the Bank for any reason other than for cause as set forth in Section 4(c), the Bank shall continue to pay to Executive or his estate or beneficiaries, his full base salary (including any other cash compensation) to which Executive would be entitled at the Termination Date or on the date of a Change in Control, whichever date will result in the greater base salary, for a period of two (2) years following the Termination Date. In addition, the Bank shall continue to pay his hospitalization insurance premiums (including major medical), long term disability premiums and life insurance premiums for a period of two (2) years or until his earlier death. The compensation and benefits payable under this Section 5(c) are hereinafter referred to as "Severance Benefits".

           The payment of Severance Benefits is in recognition and consideration of the value of continued services by Executive to the Bank and is not in any way to be construed as a penalty or damages. Executive shall not be required to mitigate the amount of any payment of Severance Benefits by seeking other employment or otherwise. The payment of Severance Benefits shall not affect any other sums or benefits otherwise payable to Executive under any other employment compensation or benefit or welfare plan of the Bank.


      (d) In the event termination is, for any reason other than as described in Section 5(a), (b), or (c) above, the Bank shall pay Executive his full salary through the date of termination and no other compensation or benefits shall be paid to Executive hereunder; provided, however, that nothing herein shall be deemed to limit his vested rights under any other benefit, retirement, stock option or pension plan of the Bank, and the terms of those plans, programs or arrangements shall govern.

6.    NON-COMPETITION AND NON-DISCLOSURE.

      (a) To induce the Bank and the Company to enter into this Agreement, Executive agrees that during the term of this Agreement and for a period of two (2) years after the termination of employment or service of Executive hereunder, Executive will not, within Martin, Indian River, or St. Lucie Counties, Florida, or any other county wherein the Bank, the Company and/or its affiliates conducts business at the date his employment is

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           terminated, as principal, agent, trustee or through the agency or on behalf of any corporation, partnership, association, trust or agent or agency, (i) engage in the business of banking, fiduciary services, securities brokerage, investment management or services, lending or deposit taking, (ii) control or own beneficially (directly or indirectly) 5% or more of the outstanding capital stock or other ownership interest (a "Principal Stockholder") of any corporation or person engaged in or controlling any such business other than the Company or Bank, or (iii) serve as an officer, director, trustee, agent or employee of any corporation, or as a member, employee or agent of any partnership, or as an owner, trustee, employee or agent of any other business or entity, which directly or indirectly conducts such business within Martin, Indian River, or St. Lucie Counties, Florida, or any other county wherein the Bank, the Company and/or its affiliates conducts business at the date his employment is terminated. Executive further agrees that he will not solicit any employee to leave their employment with the company or Bank or any Company or Bank subsidiaries for any reason or otherwise interfere with the employment relationship of the Company, the Bank, or their subsidiaries if Executive serves as an officer, director, trustee, managing agent or as a Principal Stockholder of any person or entity which hires or seeks or negotiates the employment or hiring of any such employee. In the event that the provisions of this Section 6(a) should be deemed to exceed the time or geographic limitations permitted by applicable law, then such provisions shall be reformed automatically to the maximum time or geographic limitations so permitted.

      (b) Executive recognizes and acknowledges that he will have access to certain confidential information of the Company, the Bank and of their subsidiaries and affiliates, including, without limitation; customer lists, credit information, organization, pricing, mark-ups, commissions, and other information and that all such information constitutes valuable, special and unique property of the Company, Bank and their subsidiaries and affiliates. Such information is herein referred to as "Trade Secrets". Executive will not disclose or directly or indirectly utilize, in any manner, any such Trade Secrets for his own benefit or the benefit of anyone other than the Company, Bank and their subsidiaries and affiliates during the term of this Agreement and for a period of two (2) years after the term of this Agreement. In the event of a breach or threatened breach by Executive of the provisions of this Section 6(b), the Company, the Bank, or any subsidiary or affiliate of the Company, or the Bank shall be entitled to an injunction restraining Executive and any others from disclosing or utilizing, in whole or in part, such Trade Secrets. Nothing herein shall be construed as prohibiting or limiting the Company, Bank, or any subsidiary or affiliate of the Company or the Bank from exercising any other available rights or remedies for such breach or threatened breach, including, without limitation, the recovery of damages from Executive or others.

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7.    ARBITRATION.

      Any dispute or controversy arising under or in connection with this Agreement other than as a result of the provisions of Section 6 hereof, shall be settled exclusively by arbitration. Each party shall appoint one arbitrator and shall notify, in writing, the other party of such appointment and request the other party to appoint one arbitrator within thirty (30) days of receipt of such request. If the party so requested fails to appoint an arbitrator, the party making the request shall be entitled to designate two arbitrators. The two arbitrators shall select a third. The written decision of a majority of the arbitrators shall be binding upon the Bank and Executive and enforceable by law. The arbitrators shall, by majority vote, determine the place for hearing, the rules of procedure, and allocation of the expenses of the arbitration. Absent any written agreement to the contrary, the rules of the American Arbitration Association shall apply to any arbitration proceedings.

8.    APPLICATION OF CODE SECTION 280G.

      If any payment of Severance Benefits hereunder shall be determined to be an "excess parachute payment", as defined by Section 280G of the Internal Revenue Code of 1986, as amended (the "Code" ), which subjects Executive to an excise tax under Section 4999(a) of the Code, the Bank shall pay a supplemental benefit equal to the excise tax and all state and federal income taxes on the supplemental benefit. Executive agrees to fully cooperate with the Bank should the Bank determine to challenge, for whatever reason, any determination by the Internal Revenue Service that Severance Benefits paid hereunder constitute "excess parachute payments" as defined by Section 280G of the Code.

9.    SUCCESSORS: BINDING AGREEMENT.

      (a) This Agreement shall be binding upon any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise), to all or substantially all of the business and/or assets of the Bank regardless of whether such occurrence constitutes a Change in Control hereunder and the Bank and the Company shall require any such successor to expressly assume and agree to perform this Agreement. As used in this Agreement, "Company" and "Bank" shall mean the Company and Bank as herein respectively defined and any successors or assignees to their respective business and/or assets as aforesaid, which is required by this Agreement to assume and perform this Agreement, whether by operation of law or otherwise. In the event any successor to the Company has total assets in excess of $8 billion and does not maintain a Florida-based holding company, then the term "successor" shall only include the bank resulting from such transaction.

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      (b)  This Agreement shall inure to the benefit of and be enforceable by
           Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If Executive should die while any amount would still be payable hereunder, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to Executive's devisee, legatee or other designee or, if there is no such designee, to Executive's estate.

10.   MISCELLANEOUS.

      (a) All notices required or permitted hereunder shall be given in writing by actual delivery or by Registered or Certified Mail (postage prepaid), at the following addresses or at such other places as shall be designated in writing:


           Executive:                    Mr. C. William Curtis
                                         _______________________________

                                         _______________________________



           Bank or the Company:          815 Colorado Avenue
                                         Stuart, Florida 34994
                                         Attn:  Mr. Dennis S. Hudson, III


      (b) If any provision of this Agreement shall be determined to be void by any court or arbitrium of competent jurisdiction, then such determination shall not affect any provisions of this Agreement, all of which shall remain in full force and effect.

      (c) The failure of the parties to complain of any act or omission on the part of either party, no matter how long the same may continue, shall not be deemed to be a waiver of any of its rights hereunder.

      (d) This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument. It may be modified or terminated only by a writing signed by the party against whom enforcement of any waiver, change, modification, extension, discharge or termination is sought.

      (e) The recitals contained in this Agreement are expressly made a part hereof.

      (f) This Agreement represents the entire understanding and agreement among the parties and supersedes any prior agreements or understandings with

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           respect to the subject matter hereof.  It is intended and agreed that the Company, the Bank and its direct and indirect subsidiaries are express beneficiaries of this Agreement and may enforce the provisions hereof to the same extent as the Bank.

      (g) This Agreement shall be governed by, and construed in accordance with, the laws of the State of Florida.

     IN WITNESS WHEREOF, Executive has executed this Agreement and the Bank and the Company have caused this Agreement to be executed under seal by their respective undersigned officers, thereunto duly authorized as of the day and year first above written.

                                       EXECUTIVE


                                       /s/  C. William Curtis             (SEAL)
                                       -----------------------------------
                                       C. William Curtis


                                       FIRST NATIONAL BANK & TRUST COMPANY
                                       OF THE TREASURE COAST


                                       By:   /s/ Dennis S. Hudson, III
                                           -------------------------------------
                                           Dennis S. Hudson, III
                                           President and Chief Executive Officer


                                       SEACOAST BANKING CORPORATION OF FLORIDA


                                       By:   /s/  Dennis S. Hudson, III
                                           -------------------------------------
                                           Dennis S. Hudson, III
                                           Executive Vice President &
                                           Chief Operating Officer


ATTEST:

BY:    /s/  A. Douglas Gilbert
    ---------------------------------
     A. Douglas Gilbert
     Executive Vice President &
     Chief Operating & Credit Officer

     (CORPORATE SEAL)

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